                                                                    EXHIBIT 4(a)
                                                                [Series E Notes]

                               NORWEST CORPORATION
                              MEDIUM-TERM NOTES DUE
                       9 MONTHS OR MORE FROM DATE OF ISSUE


                             DISTRIBUTION AGREEMENT

                                                               November 15, 1994

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281

CS First Boston Corporation
55 East 52nd Street
New York, New York  10055

Donaldson, Lufkin & Jenrette
  Securities Corporation
140 Broadway
New York, New York  10005-1285

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
New York, New York  10020

Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048


Dear Sirs:

          Norwest Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Goldman,

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Sachs & Co., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc
(individually, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes described herein (the "Notes"). The Notes are to be issued pursuant to an indenture (the "Indenture") dated as of December 15, 1993, as amended from time to time, between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $1,000,000,000 aggregate initial public offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies or foreign currency units as the Company shall designate at the time of issuance) of Notes through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

          This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and any Agent) to any Agent as principal for resale to purchasers.

          The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 033-55429) for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended, (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION 1.     APPOINTMENT AS AGENTS.

          (a) APPOINTMENT OF AGENTS. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf or through any of its affiliated entities, the Company hereby appoints the Agents as the

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agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to any Agent as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof. In addition, an Agent may offer the Notes it has purchased as principal to other dealers and may sell Notes to any dealer at a discount, and, unless otherwise specified in an applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent. No Notes that the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for or sold by the Company until such Notes shall have been delivered to the purchaser thereof against payment by such purchaser. The Company may accept offers to purchase Notes through an agent other than an Agent; PROVIDED, HOWEVER, that (i) the Company shall give each of the Agents notice of its decision to accept such an offer to purchase Notes promptly following such acceptance, and (ii) any such other agent shall agree to be bound by and subject to the terms and conditions of this Agreement binding on the Agents (including, but not limited to, the commission schedule set forth on Schedule A).

          (b) REASONABLE EFFORTS SOLICITATIONS; RIGHT TO REJECT OFFERS. Upon receipt of instructions from the Company, each of the Agents will use its reasonable efforts to solicit purchases of such principal amount of the Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

          (c) SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL. In soliciting purchases of the Notes on behalf of the Company and in performing its other obligations hereunder (other than with respect to any purchase by any Agent as principal pursuant to a Terms Agreement), each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, PROVIDED, HOWEVER, that such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Agent any

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commission to which it would be entitled in connection with such sale.  The
Agents shall not have any obligation to purchase Notes from the Company as principal, but any Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(b) hereof.

          (d) RELIANCE. The Company and the Agents agree that any Notes the placement of which any Agent arranges shall be placed by such Agent, and any Notes purchased by such Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.     REPRESENTATIONS AND WARRANTIES.

          (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through such Agent as agent or to such Agent as principal), as of the date of each delivery of Notes (whether through such Agent as agent or to such Agent as principal) (the date of each such delivery to the Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

          (i) REGISTRATION STATEMENT AND PROSPECTUS. At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date hereof does not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any of the Agents expressly for use in the Registration Statement or Prospectus.

          (ii) INCORPORATED DOCUMENTS. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (iii) AUTHORIZATION AND VALIDITY OF THIS AGREEMENT, THE INDENTURE AND THE NOTES. This Agreement and any Terms Agreement have been duly authorized and, upon execution and delivery by each Agent, will be a valid and binding agreement of the Company; the Indenture has been duly authorized and, upon execution and delivery by the Trustee, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally, or by general equity principles, and except further as enforcement thereof may be limited by
     (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes and the Indenture will be substantially in the form heretofore delivered to each Agent and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided by the Indenture.

          (iv) FLORIDA BLUE SKY DISCLOSURE. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          (v) INVESTMENT COMPANY ACT OF 1940. Neither the Company nor any subsidiary of the Company is subject to registration or regulation under the Investment Company Act of 1940, as amended.

          (vi) LEGAL PROCEEDINGS; CONTRACTS. Except as may be set forth in the Registration Statement or Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially affect the properties or assets thereof; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (b) ADDITIONAL CERTIFICATIONS. Any certificate signed by any director or officer of the Company and delivered to any Agent or to counsel for any Agent in connection with an offering of Notes or the sale of Notes to such Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.     SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

          (a) SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

          The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through any Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, such Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

          The Company agrees to pay the presenting Agent (or jointly to two or all Agents if such solicitation is jointly made) on the settlement date applicable to such Note a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each

Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

          The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Prospectus (a "Pricing Supplement") to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such a Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. All Notes sold through any Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

          (b) PURCHASES AS PRINCIPAL. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement, if confirmed in writing by facsimile transmission or otherwise) between an Agent and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and an Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by, purchasers acting together with the Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. An Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for the officer's certificate, opinions of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof.

          (c) ADMINISTRATIVE PROCEDURES. The Company and the Agents hereby agree to the Administrative procedures with respect to the sale of Notes set forth in Annex A hereto (the "Procedures"). Each of the Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.     COVENANTS OF THE COMPANY.

          The Company covenants with each Agent as follows:

          (a) NOTICE OF CERTAIN EVENTS. The Company will notify each Agent immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) NOTICE OF CERTAIN PROPOSED FILINGS. The Company will give each Agent notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish each Agent with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall reasonably object.

          (c) COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS. The Company will deliver to each Agent as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as such Agent may reasonably request. The Company will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as the Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

          (d) PREPARATION OF PRICING SUPPLEMENTS. The Company will prepare, with respect to any Notes to be sold through or to any Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agent and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

          (e) REVISIONS OF PROSPECTUS -- MATERIAL CHANGES. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in such Agent's capacity as agent and to cease sales of any Notes such Agent may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

          (f) PROSPECTUS REVISIONS -- PERIODIC FINANCIAL INFORMATION. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to each Agent, confirmed in writing.

          (g) EARNINGS STATEMENTS. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

          (h) BLUE SKY QUALIFICATIONS. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as any Agent may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise each Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose and will promptly notify each Agent if at any time the Company must make or amend a disclosure required by
Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          (i) 1934 ACT FILINGS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

          (j) STAND-OFF AGREEMENT. If required pursuant to the terms of a Terms Agreement with any Agent, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the such Agent's prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company with terms substantially similar to those of the Notes which are the subject of such Terms Agreement (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business).

          (k) SUSPENSION OF CERTAIN OBLIGATIONS. The Company shall not be required to comply with the provisions of subsections (e) or (f) of this Section with respect to any Agent during any period from the time (i) such Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) such Agent shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with such Agent.

SECTION 5.     CONDITIONS OF OBLIGATIONS.

          The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchasers of the Notes sold through any Agent as agent, and any obligation of any Agent to purchase Notes pursuant to a Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

          (a) LEGAL OPINIONS. On the date hereof, each Agent shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to such Agent:

          1. OPINION OF COMPANY COUNSEL. The opinion of Stanley S. Stroup, Executive Vice President and General Counsel of the Company, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and each of Norwest Bank Minnesota, National Association ("Norwest Bank Minnesota"), and Norwest Bank Iowa, National Association ("Norwest Bank Iowa"), is a national banking association duly chartered and is in good standing under the National Bank Act; and each of Norwest Mortgage, Inc. ("Norwest Mortgage"), Norwest Colorado, Inc. ("Norwest Colorado") and Norwest Financial Special Services, Inc. ("Norwest Financial" and together with Norwest Bank Minnesota, Norwest Bank Iowa, Norwest Mortgage and Norwest Colorado, the "Significant Subsidiaries") is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation.

               (iii) Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the business, condition or properties of the Company and its subsidiaries, taken as a whole.

               (iv) All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and (except as provided in 12 U.S.C. Section 55) non-assessable, and is owned by the Company, free and clear of any perfected security interest and, to the best of such counsel's knowledge of any other security interests, claims, liens or encumbrances.

               (v) This Agreement has been duly and validly authorized, executed and delivered by the Company.

               (vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or the making of payments outside the United States.

               (vii) The Notes are in due and proper form and have been duly established in conformity with Section 301 of the Indenture. When the specific terms of an issue of Notes have been fixed by an authorized officer of the Company by executing and delivering to the Trustee an authentication certificate supplemental to an officers' certificate, such Notes will be duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by
          (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
          (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States, and each holder of Notes will be entitled to the benefits of the Indenture.

               (viii) The statements in the Prospectus under the captions "Description of Debt Securities", "Plan of
          Distribution" and "Description of Notes", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

               (ix)  The Indenture is qualified under the 1939 Act.

               (x) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or, to the best of such counsel's knowledge, threatened by the SEC; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) under the 1933 Act.

               (xi) At the time the Registration Statement became effective, the Registration Statement (other than financial statements, schedules and other financial data included in the documents incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

               (xii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein.

               (xiii) The execution and delivery of this Agreement or of the Indenture, or the consummation by the Company of the transactions contemplated by this Agreement and the Notes and the incurrence of the obligations therein contemplated, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant

          Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or to which any of the property or assets of the Company or any Significant Subsidiary is subject, or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the charter or by-laws of the Company.

               (xiv) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct.

               (xv) No consent, approval, authorization, order or decree of any court or governmental agency or body including the SEC is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities laws.

               (xvi) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder (other than financial statements, schedules and other financial data included therein, as to which no opinion need be rendered).

          2. OPINION OF COUNSEL TO THE AGENTS. The opinion of Sullivan & Cromwell, counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings (i), (v), (vi), (vii), (ix),
     (x) and (xi) above.

          3.   In giving their opinions required by subsection (a)(1) and
     (a)(2) of this Section, Mr. Stroup and Sullivan & Cromwell shall each additionally state that nothing has come to his or their attention that would lead him or them to believe that the Registration Statement (other than financial statements, schedules or other financial data included or incorporated by reference therein, as to which no statement need be made), at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) OFFICER'S CERTIFICATES. At the date hereof the Agents shall have received a certificate of the Chairman of the Board, the President or any Executive Vice President and the principal financial or accounting officer of the Company, PROVIDED, HOWEVER, that no person shall sign such certificate in more than one official capacity, dated as of the date hereof, to the effect that
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any applicable Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, general business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

          (c) COMFORT LETTER. On the date hereof, the Agents shall have received a letter from KPMG Peat Marwick LLP, dated as of the date hereof and in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

          (d) OTHER DOCUMENTS. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

          If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of any Agent, any applicable Terms Agreement) may be terminated by any Agent insofar as this Agreement relates to such Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(g) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof and the provisions set forth under "Parties" of Section 15 hereof shall remain in effect.

SECTION 6.     DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH THE AGENTS.

          Delivery of Notes sold through any Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the presenting Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.     ADDITIONAL COVENANTS OF THE COMPANY.

          The Company covenants and agrees with each Agent that:

          (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to any Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to such Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

          (b) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement, and other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities other than the Notes unless requested by an Agent) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to each Agent forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to each Agent to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to each Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

          (c) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or solely for the inclusion of additional financial information, and other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities other than the Notes unless requested by an Agent), or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to each Agent and to counsel to the Agents a written opinion of the General Counsel of the Company, or other counsel satisfactory to the Agents dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish each Agent with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). Each time that the Company files with the SEC an Annual Report on Form 10-K that is incorporated by reference into the Prospectus, counsel to the Agents shall furnish to each Agent a written opinion dated the date of such filing of the same tenor as the opinion referred to in Section 5(a)(3) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish each Agent with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

          (d) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information, or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall cause KPMG Peat Marwick LLP forthwith to furnish each Agent a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same general tenor as the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; PROVIDED, HOWEVER, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, KPMG Peat Marwick LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

SECTION 8.     INDEMNIFICATION.

          INDEMNIFICATION OF THE AGENTS. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement or the Prospectus;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred, (including the fees and disbursements of counsel chosen by the Agents) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

          (b) INDEMNIFICATION OF COMPANY. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

          (c) GENERAL. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this
Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.
It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents that are indemnified parties in the case of parties to be indemnified pursuant to paragraph (a) of this Section 8 and by the Company in the case of parties to be indemnified pursuant to paragraph (b) of this Section 8. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

SECTION 9.     CONTRIBUTION.

          In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and each Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and each Agent, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent to the date of such liability bears to the total sales price from the sale of Notes sold to or through such Agent to the date of such liability, and the Company is responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 10.    PAYMENT OF EXPENSES.

          The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          (a) the preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

          (b) the preparation, filing and reproduction of this Agreement;

          (c) the preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

          (d) the fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent or Exchange Rate Agent;

          (e) the reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

          (f) the qualification of the Notes under Blue Sky laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

          (g) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by each Agent of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

          (h) the preparation, printing, reproducing and delivery to the Agent of copies of the Indenture and all supplements and amendments thereto;

          (i) any fees charged by rating agencies for the rating of the Notes;

          (j) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

          (k) any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

          (l) the cost of providing any CUSIP or other identification numbers for the Notes; and

          (m) the fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.

SECTION 11.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

          All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.    TERMINATION.

          (a) TERMINATION OF THIS AGREEMENT. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time, by either the Company or any Agent (insofar as this Agreement relates to such Agent) upon the giving of 30 days' written notice of such termination to the other party hereto.

          (b) TERMINATION OF A TERMS AGREEMENT. Any Agent may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities involving the United States the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (ii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iii) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (iv) if there has occurred any material adverse change in the condition, financial or otherwise, in the business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business.

          (c) GENERAL. In the event of any such termination, none of the parties will have any liability to the other parties hereto, except that
(i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination
(a) any Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in
Section 4(g) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

SECTION 13.    NOTICES.

          Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Company:

     Norwest Corporation
     Norwest Center
     Sixth and Marquette
     Minneapolis, Minnesota  55479
     Attention:  Treasurer


     If to the Agents:

     Merrill Lynch & Co.                          CS First Boston Corporation
     Merrill Lynch, Pierce, Fenner &              55 East 52nd Street
       Smith Incorporated                         New York, New York  10055
     World Financial Center                       Attention:  Joseph Fashano
     North Tower, 10th Floor
     New York, New York  10281
     Attention:  MTN Product Management

     Goldman, Sachs & Co.                         Donaldson, Lufkin & Jenrette
     85 Broad Stree                                    Securities Corporation
     New York, New York  10004                         140 Broadway
     Attention:  Medium-Term Note Desk                 New York, New York  10005


     Morgan Stanley & Co. Incorporated            Salomon Brothers Inc
     1221 Avenue of the Americas                       Seven World Trade Center
     New York, New York  10020                         New York, New York 10048
     Attention:  Managing Director,               Attention:  Medium-Term Note
               Debt Syndicate                                   Department

     with a copy to:

     Morgan Stanley & Co. Incorporated
     1251 Avenue of the Americas, 39th Floor
     New York, New York  10020
     Attention:  Manager, Credit Department
or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.    GOVERNING LAW.

          This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against any Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.    PARTIES.

          This Agreement shall inure to the benefit of and be binding upon each Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

          If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agent and the Company in accordance with its terms.

                              Very truly yours,

                              NORWEST CORPORATION


     By:
        ---------------------------------------
        ---------------------------------------
                                    Name:
                                    Title:

Accepted:


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated


By:
   -----------------------------------------
   Name:
   Title:


CS First Boston Corporation


By:
   -----------------------------------------
   Name:
   Title:



Donaldson, Lufkin & Jenrette Securities Corporation


By:
   -----------------------------------------
   Name:
   Title:

- - --------------------------------------------
(Goldman, Sachs & Co.)


Morgan Stanley & Co. Incorporated


By:
   -----------------------------------------
   Name:
   Title:



Salomon Brothers Inc


By:
   -----------------------------------------
   Name:
   Title:

                                   SCHEDULE A

          As compensation for the services of any Agent hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:


                                                                 PERCENT OF
MATURITY RANGES                                               PRINCIPAL AMOUNT

From 9 months to less than 1 year. . . . . . . . . . . . . .        .125%
From 1 year to less than 18 months . . . . . . . . . . . . .        .150
From 18 months to less than 2 years. . . . . . . . . . . . .        .200
From 2 years to less than 3 years. . . . . . . . . . . . . .        .250
From 3 years to less than 4 years. . . . . . . . . . . . . .        .350
From 4 years to less than 5 years. . . . . . . . . . . . . .        .450
From 5 years to less than 7 years. . . . . . . . . . . . . .        .500
From 7 years to less than 10 years . . . . . . . . . . . . .        .600
From 10 years to less than 15 years. . . . . . . . . . . . .        .625
From 15 years to less than 20 years. . . . . . . . . . . . .        .700
From 20 years to 30 years. . . . . . . . . . . . . . . . . .        .750
More than 30 years . . . . . . . . . . . . . . . . . . . . .     As agreed at
                                                                 the time of
                                                                 sale

                                                                       EXHIBIT A

          The following terms, if applicable, shall be agreed to by the Agent and the Company pursuant to each Terms Agreement:

          Principal Amount:  $_________________
            (or principal amount of foreign currency)

          Interest Rate:
               If Fixed Rate Note, interest rate:


               If Floating Rate Notes:

                    Interest rate or interest rate basis applicable to each interest period
                    Initial interest rate
                    Spread and/or spread multiplier, if any
                    Interest rate reset dates
                    Interest rate reset period
                    Interest payment dates
                    Interest payment period
                    Index maturity
                    Calculation agent
                    Maximum interest rate, if any
                    Minimum interest rate, if any
                    Calculation date
                    Interest determination dates
                    Regular record dates

               If Original Issue Discount Zero Coupon Notes and Original Issue Discount Fixed Rate Notes, any terms required to be established by the Internal Revenue Code of 1986, as amended

               If Foreign Currency Notes:

                    Interest rate or interest rate basis
                    Authorized denominations (including integral multiples) in the specified currency
                    Exchange rate agent
                    Specified currency account (if holder elects to receive payments in other than U.S. dollars by wire transfer)

               If Redeemable:

                    Redemption Date
                    Redemption Prices

               If Repayable, repayment terms:

               Date of Maturity
               Purchase Price:  ___%
               Settlement Date and Time
               Currency of Denomination
               Currency of Payment
               Additional Terms:

Also, in connection with the purchase of Notes by the Agent as principal, agreement as to whether the following will be required:

               Officer's Certificate pursuant to Section 7(b) of the Distribution Agreement

               Legal Opinion pursuant to Section 7(c) of the Distribution Agreement

               Comfort Letter pursuant to Section 7(d) of the Distribution Agreement

               Stand-off Agreement pursuant to Section 4(j) of the Distribution Agreement

                                                                         ANNEX A

                                            PROCEDURES ADOPTED NOVEMBER 15, 1994

                            ADMINISTRATIVE PROCEDURES

          The Medium-Term Notes due nine months or more from their date of issue (the "Notes") are to be offered on a continuing basis by Norwest Corporation (the "Issuer"). Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc, as agents (individually, an "Agent" and collectively, the "Agents"), have each agreed to use reasonable efforts to solicit offers to purchase the Notes. No Agent will be obligated to purchase Notes for its own account. The Notes are being sold pursuant to a Distribution Agreement, dated November 15, 1994 (the "Distribution Agreement"), among the Issuer and the Agents, and will be issued pursuant to an Indenture, dated as of December 15, 1993 (the "Indenture"), between the Issuer and The First National Bank of Chicago, as trustee (the "Trustee"). Certain duties of the Trustee hereunder may be performed by Norwest Bank Minnesota, N.A., as Issuing and Paying Agent, and other duly appointed agents of the Trustee. The Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Issuer and will have been registered with the Securities and Exchange Commission (the "Commission"). The Calculation Agent will be Norwest Bank Minnesota, N.A., (the "Calculation Agent").

          The Issuer will advise the Agents in writing of those persons handling administrative responsibilities with whom the Agents are to communicate regarding offers to purchase Notes and the details of their delivery (the "Designated Persons"). Administrative procedures and certain terms of the offering are explained below. Part I below explains procedures of general applicability with respect to the Notes. Part II below explains procedures specifically and exclusively applicable (any procedure in Part I below to the contrary notwithstanding) to Notes which are Book-Entry Notes (as defined below) and to the permanent global notes delivered to the Trustee, as custodian for The Depository Trust Company (the "Depositary") ("DTC Global Notes") representing such Book-Entry Notes. To the extent any procedure set forth below conflicts with the provisions of the Notes, the Indenture or the Distribution Agreement, the relevant provisions of the Notes, the Indenture and the Distribution Agreement, respectively, shall control.

          Capitalized terms used but not defined herein shall have the meanings specified in the Distribution Agreement, the Prospectus or the Indenture, as applicable.

                  PART I:  PROCEDURES OF GENERAL APPLICABILITY

                          CERTAIN TERMS OF THE OFFERING

PRICE TO PUBLIC

          Unless a discount or premium is agreed to and is set forth in a Pricing Supplement (as defined below), each Note will be issued at 100% of principal amount.

REGISTRATION

          Notes will be issued only in fully registered form.

DENOMINATIONS

          The denominations of the Notes will be $1,000 and integral multiples thereof.

MINIMUM PURCHASE

          The minimum aggregate issue price of Notes which may be offered to any purchaser will be $1,000.

ORIGINAL ISSUE DISCOUNT NOTES
AND ZERO-COUPON NOTES

          Notes may be issued as Original Issue Discount Notes, which term includes all Notes, including Zero-Coupon Notes, which are issued at a price lower than the principal amount thereof and which provide that upon redemption or acceleration of the Stated Maturity thereof an amount less than the principal amount thereof shall become due and payable. In the event of redemption or acceleration of the Stated Maturity of an Original Issue Discount Note, the amount payable on such Note, in lieu of the principal amount due at the Stated Maturity thereof, shall be determined in accordance with the terms of the applicable Pricing Supplement (as defined below), but will be an amount less than the amount payable at the Stated Maturity thereof.

          There will be no periodic payments of interest on Zero-Coupon Notes. References in these Administrative Procedures to interest payments and interest-related information do not apply to Zero-Coupon Notes.

ISSUE DATE

          Each Note will be dated the date of its authentication. Each Note will also bear an original issue date (the "date of issue") which, with respect to any Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The date of issue shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of a Note, regardless of their dates of authentication.

          The Issuer will not issue any Note having a date of issue between a record date (defined below) and an Interest Payment Date (defined below) if such Note would, by virtue of having been issued during such period, be subject to the federal tax regulations relating to original issue discount.

MATURITIES

          Each Note will mature on a day selected by the purchaser and agreed to by the Issuer, which will be at least nine months after the date of issue of such Note. If the Stated Maturity specified in the applicable Pricing Supplement for any Note is on a day that is not a Market Day, principal, premium (if any) and interest (if any) will be paid on the next succeeding Market Day with the same force and effect as if made on the date such payment was due.

INTEREST PAYMENT

          Each Note will bear interest from and including its date of issue or the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for to but excluding the Maturity of such Note. Each Note will bear interest (i) in the case of Notes bearing interest at a Fixed Rate (the "Fixed Rate Notes"), at the annual rate stated on the face thereof, payable semi-annually in arrears (each an "Interest Payment Date" with respect to such Fixed Rate Note) and at Maturity and (ii) in the case of Notes bearing interest at a rate or rates determined by reference to an interest rate formula (the "Floating Rate Notes"), at a rate determined pursuant to the formula stated on the face thereof, payable in arrears on such dates as are specified therein and in the related Pricing Supplement (each an "Interest Payment Date" with respect to such Floating Rate Note) and at Maturity. Unless otherwise specified in an applicable Pricing Supplement, (i) interest on a Floating Rate Note will be payable to the person in whose name the Note is registered at the close of business on the fifteenth day (whether or not a Market Day) next preceding each Interest Payment Date and (ii) interest on a Fixed Rate Note will be payable to the person in whose name the Note is registered at the close of business on the fifteenth day whether or not a Market Day next preceding the relevant Interest (the record dates); PROVIDED, HOWEVER, that interest payable at Maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a record date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding record date. With respect to Fixed Rate Notes, each payment of interest shall include interest accrued to but excluding the date of such payment. All interest payments on any Interest Payment Date with respect to any Certificated Note may be made at the option of the Issuer by check mailed to the person entitled thereto as provided above; PROVIDED, HOWEVER, that unless otherwise specified in an applicable Pricing Supplement (as defined below), holders of $10,000,000 or more in aggregate principal amount of Certificated Notes shall be entitled to receive payments of interest on any Interest Payment Date by wire transfer of immediately available funds, if appropriate wire transfer instructions have been given to the Paying Agent in writing not later than the Regular Record Date preceding such Interest Payment Date.

          In the case of Fixed Rate Notes, interest (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: March 15, 1995 to September 15, 1995 equals six months, zero days or 180 days; the interest paid equals 180/360 x the annual rate of interest x principal amount of the Note. The period from April 17, 1995 to September 15, 1995 equals four months, 28 days or 148 days; the interest paid equals 148/360 x the annual rate of interest x principal amount of the Note.)

          On the fifth Market Day (as defined below) immediately preceding each Interest Payment Date, the Calculation Agent will furnish the Issuer with the total amount of the interest payments to be made on such Interest Payment Date. The Trustee will provide monthly to the Designated Persons a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Trustee will assume responsibility for withholding taxes on interest paid as required by law.

ADVERTISING COSTS

          The Issuer will determine with the Agents the amount of advertising that may be appropriate in offering the Notes. Advertising expenses will be paid by the Issuer.

MARKET DAY AND LONDON BANKING DAY

          "Market Day" means (a) with respect to any Note, any day that is not a Saturday or Sunday and that is not a day on which banking institutions generally are authorized or obligated by law or executive order to close in the City of Minneapolis, Minnesota or The City of New York, and (b) with respect to LIBOR Notes, is also a London Banking Day ("London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market), and (c) with respect to Foreign Currency Notes only, is also a day that, in the principal financial center of the country of the currency in which such Notes are denominated or, with respect to Foreign Currency Notes denominated in European Currency Units ("ECUs"), Brussels, Belgium, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

PROCEDURES FOR ESTABLISHING THE TERMS OF THE NOTES

          The Issuer and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once an Agent has recorded any indication of interest in Notes upon certain terms and communicated with the Issuer, if the Issuer accepts an offer to purchase Notes upon such terms, it will immediately prepare a pricing supplement reflecting the terms of such Notes (the "Pricing Supplement") and, after approval from the Agents, will arrange to have such Pricing Supplement filed with the Commission pursuant to Rule 424(b) under the 1933 Act (unless previously filed) and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Agent who presented such offer (the "Presenting Agent"), except that no new Pricing Supplement need be so prepared and filed if the terms relating to such Notes are set forth in a Pricing Supplement theretofore so prepared and filed. No settlements with respect to Notes upon such terms may occur prior to such mailing or filing and the Agents will not, prior to such mailing or filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such mailing or filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

          If the Issuer decides to post rates and a decision has been reached to change interest rates, the Issuer will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Issuer will establish rates to be so "posted". Following establishment of posted rates and prior to the filing or mailing described in the following sentence, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Issuer, if the Issuer accepts an offer at the posted rate, it will immediately prepare a Pricing Supplement reflecting such posted rates and, after approval from the Agents, will arrange to have such Pricing Supplement filed with the Commission pursuant to Rule 424(b) under the 1933 Act (unless previously filed) and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, to the Presenting Agent. The Issuer will deliver a completed Pricing Supplement, via next day mail or telecopy to arrive no later than 11 a.m. on the Market Day following the trade date, to the Presenting Agent at the following locations:

If to Merrill Lynch & Co., to it at:

          Merrill Lynch & Co. - Tritech Services
          4 Corporate Place
          Corporate Park 287
          Piscataway, NJ 08854
          Attn:  Final Prospectus Unit/Nachman Kimerling
          Telephone:  (908) 878-6526/6525/6527
          Telecopy:  (908) 878-9815

          with a copy to:

          Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          World Financial Center, North Tower
          10th Floor
          New York, NY 10281-1310
          Attn:  MTN Product Management
          Telephone:  (212) 449-7476
          Telecopy:  (212) 449-2234

If to CS First Boston Corporation to it at:

          CS First Boston Corporation
          55 East 52nd Street
          New York, New York 10055
          Attn:  Joseph D. Fashano
          Telephone:  (212) 909-2107
          Telecopy:  (212) 318-0532

If to Donaldson, Lufkin & Jenrette Securities Corporation to it at:

          Donaldson, Lufkin & Jenrette
           Securities Corporation
          140 Broadway
          New York, New York 10005
          Attn:  Paul Tarantino
          Telephone:  (212) 504-4807
          Telecopy:  (212) 504-4298

If to Goldman, Sachs & Co. to it at:

          Goldman, Sachs & Co.
          85 Broad Street
          New York, New York 10004
          Attn:  Medium-Term Note Desk, Ben-Zion Smilchensky
          Telephone:  (212) 902-1482
          Telecopy:  (212) 902-0658

If to Morgan Stanley & Co. Incorporated to it at:

          Morgan Stanley & Co. Incorporated
          1221 Avenue of the Americas
          New York, New York 10020
          Attn:  Medium-Term Note Trading Desk, Carlos Cabrera
          Telephone:  (212) 296-5830
          Telecopy:  (212) 764-7490

If to Salomon Brothers Inc to it at:

          Salomon Brothers Inc
          8800 Hidden River Parkway
          Tampa, Florida 33167
          Attn:  Henrique Castro
          Telephone:  (813) 558-7165
          Telecopy:  (813) 558-4123

No settlements at the posted rates may occur prior to such mailing or filing and the Agents will not, prior to such mailing or filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such mailing or filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

          Outdated Pricing Supplements, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

SUSPENSION OF SOLICITATION; AMENDMENT OR SUPPLEMENT

          As provided in the Distribution Agreement, the Issuer may suspend solicitation of offers to purchase at any time and, upon receipt of notice from the Issuer pursuant to Section 3(a) of the Distribution Agreement, the Agents will each forthwith suspend solicitation until such time as the Issuer has advised them that solicitation of offers to purchase may be resumed.

          If the Agents receive the notice from the Issuer contemplated by
Section 3(a) of the Distribution Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Distribution Agreement. If the Issuer prepares an amendment or supplement, it will promptly furnish each Agent with the proposed amendment or supplement; in all other cases, if the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise each Agent and will furnish each Agent with the proposed amendment or supplement in accordance with the terms of the Distribution Agreement. The Issuer will promptly file or mail to the Commission for filing pursuant to Rule 424(b) under the 1933 Act such amendment or supplement, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed.

          Any such suspension shall not affect the Issuer's obligations under the Distribution Agreement; and in the event that at the time the Issuer suspends solicitation of purchases there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations. The Issuer will in addition promptly advise the Agents and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

ACCEPTANCE OF OFFERS

          Each Agent will promptly orally advise the Issuer of each reasonable offer to purchase Notes received by it, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer rejects an offer, the Issuer will promptly notify the Agent involved.

CONFIRMATION

          For each accepted offer, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Designated Persons and the Trustee, setting forth the Purchase Information (as defined below) and delivery and payment instructions; PROVIDED, HOWEVER, that, in the case of the confirmation issued to the purchaser, no confirmation shall be delivered to the purchaser prior to the delivery of the Prospectus referred to below.

DELIVERY OF PROSPECTUS

          A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof (except as provided below) must be delivered to a purchaser prior to or together with the earlier of the delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser. Subject to the foregoing, it is anticipated that delivery of the Prospectus, confirmation and Notes to the purchaser will be made simultaneously at settlement. The Issuer shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

DETERMINATION OF SETTLEMENT DATE

          All offers accepted by the Issuer will be settled not later than five Market Days following the date of acceptance, or otherwise, as agreed to by the purchaser and the Issuer. The settlement date shall be specified upon receipt of an offer.

DETAILS FOR SETTLEMENT

          I. Prior to 3:00 p.m., New York City time, on the earlier of the second Market Day following the trade date and the Market Day prior to settlement:

               For each offer accepted by the Issuer, the Presenting Agent or the Agent purchasing such Note from the Issuer as principal (the "Purchasing Agent"), as the case may be, shall communicate to the Designated Persons by telephone, facsimile transmission or other acceptable means the following information (the "Purchase Information"):

                    (1) Principal amount of the Book-Entry Note to be purchased;

                    (2)  If a Fixed Rate Note, the interest rate;

                    (3)  Stated Maturity;

                    (4)  Issue Price;

                    (5) Presenting Agent's commission or Purchasing Agent's discount, as the case may be;

                    (6)  Net proceeds to the Issuer;

                    (7)  Settlement Date;

                    (8) If a Note redeemable by the Issuer, such of the following as is applicable;

                         (i)  Initial Redemption Date,

                        (ii)  Initial Redemption Price (% of par),

                       (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date,

                        (iv) the last date on which any such right of redemption may be exercised,

                         (v)  Additional redemption terms;

                    (9) If a Note repayable at the option of the Holder, such of the following information as is applicable:

                         (i)  Optional Repayment Date, and

                        (ii)  Additional repayment terms;

                   (10) If a Floating Rate Note, such of the following as are applicable:

                         (i)  Interest Rate Basis,

                        (ii)  Index Maturity,

                       (iii)  Spread or Spread Multiplier,

                        (iv)  maximum interest rate,

                         (v)  minimum interest rate,

                        (vi)  Initial Interest Rate,

                       (vii)  Interest Rate Reset Period,

                      (viii)  Calculation Dates,

                        (ix)  Interest Calculation Dates,

                         (x)  Interest Payment Dates,

                        (xi)  Regular Record Dates, and

                       (xii)  Calculation Agent;

                   (11) If the amount of principal payable on a Note will be determined by reference to an index or formula, a full description of such index or formula;

                   (12) If an Original Issue Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrued period of original issue discount; and

                   (13) The taxpayer identification number of the registered owner.

                    (14) Other terms applicable to the Notes.

          The date of issue, and the settlement date for, Notes will be the same. Before accepting any offer to purchase Notes to be settled in less than three days, the Issuer shall verify that the Trustee will have adequate time to complete the Notes and that the Trustee will have adequate time to authenticate the Notes.

          After receiving the details for each offer from the Presenting Agent, the Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by facsimile transmission or other acceptanble means, to the Trustee. Prior to preparing the Notes for delivery, the Trustee will confirm the Purchase Information by telephone with the Issuer. The Issuer will assign to and enter or cause to be entered on each Note a transaction number.

          After completion of the steps described in the preceding three paragraphs, the Issuer shall then cause the Trustee to complete the Notes, and, pursuant to a Company Order (as defined in the Indenture) then in effect, cause the Trustee to authenticate the Notes. The Issuer shall also, if applicable, distribute copies of the Prospectus, as then amended or supplemented, bearing a Pricing Supplement, described under "Procedures for Establishing the Terms of the Notes".

          II. Prior to 2:15 p.m., New York City time, on the day of settlement:

          The Trustee will complete the preprinted 4-ply Note packet containing the following documents in forms approved by the Issuer and the Presenting
Agent: (i) Note with the Presenting Agent's customer confirmation, (ii) Stub 1 (for the Trustee), (iii) Stub 2 (for the Agent) and (iv) Stub 3 (for the Issuer). Alternately, with the approval of the Issuer and the Presenting Agent, the Trustee will complete documents in typewritten form but otherwise substantially equivalent to the documents described in (i) through (iv) above. The Trustee will then authenticate the Notes.

          After authenticating the Notes, the Trustee will retain Stubs 1 and 3 (or the typewritten equivalent thereof as contemplated above) and then deliver the authenticated Notes and Stub 2 (or the typewritten equivalent thereof as contemplated above), along with the Prospectus, the Prospectus Supplement and Pricing Supplements in accordance with the Issuer's instructions provided in the settlement information to the Presenting Agent at the following address: If the Presenting Agent is Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, to such Agent at Merrill Lynch, Pierce, Fenner & Smith Incorporated, 75 Barclay Street, Ground Floor, Window C, New York, NY 10080,
Attn: Kevin Brennan; if the Presenting Agent is CS First Boston Corporation, to such Agent at CS First Boston Corporation, 5 World Trade Center, New York, NY 10048, Attn: Paul Riley; if the Presenting Agent is Donaldson, Lufkin & Jenrette Securities Corporation, to such Agent at Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, NY 10055, Attn: Carlos Sanchez; if the Presenting Agent is Goldman, Sachs & Co., to such Agent at

Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004; if the Presenting Agent is Morgan Stanley & Co., to such Agent at The Bank of New York, 1 Wall Street, Third Floor, Securities Processing Window B, New York, NY 10015 (for account: Morgan Stanley & Co.); if the Presenting Agent is Salomon Brothers Inc, to such Agent at Salomon Brothers Inc, The Bank of New York, Third Floor, New York, NY 10005, Attn: Dealer Clearance. The Presenting Agent will acknowledge receipt of the Note through a broker's receipt and will keep Stub 2 (or the typewritten equivalent thereof as contemplated above). Delivery of the Note will be made only against such acknowledgement of receipt. The Presenting Agent will provide evidence that instructions have been given for payment to the account of the Issuer, in funds available for immediate use, of an amount equal to the principal amount of the Note, less the applicable commission.

          III. Prior to 3:00 p.m., New York City time, on the day of settlement:

          The Presenting Agent will deliver the Note (with confirmation), as well as the copy of the Prospectus, Prospectus Supplement and the Pricing Supplement received from the Trustee, to the purchaser against payment in immediately available funds. In all cases, the Prospectus, Prospectus Supplement and Pricing Supplement must accompany or precede written confirmation of the sale of the Notes (or, in the case of a sale of a Book-Entry Note, the confirmation transmitted through the Depositary's Institutional Delivery System) and delivery of the Notes. If the Presenting Agent is instructed by the purchaser to deliver some of the Notes and confirmations to a different location, those Notes and the confirmations must be accompanied or preceded by the Prospectus, Prospectus Supplement and Pricing Supplement then in effect.

          IV.  Prior to 5:00 p.m., New York City time, on the day of settlement:

          The Trustee will send by first class mail Stub 3 (or the typewritten equivalent thereof as contemplated above) to the Issuer.

SETTLEMENT; NOTE DELIVERIES AND CASH PAYMENT

          The Issuer will deliver to the Trustee at the commencement of the program and from time to time thereafter a supply of duly executed Notes adequate to implement the program. All such Notes will be identical except as to denomination. Upon the receipt of appropriate documentation and instructions from the Issuer and verification thereof, the Paying Agent will cause the Notes to be completed and then held for authentication and delivery.

          The Trustee will deliver the Notes, in accordance with instructions from the Issuer, to the Presenting Agent, as the Issuer's agent, for the benefit of the purchaser only against evidence of payment to the Issuer's account at Norwest Bank Minnesota, N.A., in immediately available funds in an amount equal to the purchaser's price for the Notes less the Presenting Agent's commission; PROVIDED, HOWEVER, that the Trustee may deliver Notes to the Presenting Agent, as the Issuer's agent, against receipt therefor and, later the same day, evidence of payment of such funds in such amount. If the Presenting Agent advances its own funds in payment for the Notes, the Issuer shall not use any of the proceeds of such sale to acquire securities.

          The Presenting Agent, as the Issuer's agent, will then deliver the Notes (with the written confirmation provided for above) to the purchaser thereof against payment by such purchaser in immediately available funds. Delivery of any confirmation or Note will be made in compliance with "Delivery of Prospectus" above.

FAILS

          In the event that a purchaser shall fail to accept delivery of and make payment for a Note on the settlement date, the Presenting Agent will notify the Trustee and the Issuer, by telephone, confirmed in writing. If the Note has been delivered to the Presenting Agent, as the Issuer's agent, the Presenting Agent shall return such Note to the Trustee. If funds have been advanced for the purchase of such Note, the Issuer will, immediately upon receipt of such funds, refund the payment previously made by the Presenting Agent in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the Market Day following the settlement date. If such failure shall have occurred for any reason other than the failure of the Presenting Agent to perform its obligations hereunder or under the Distribution Agreement, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

          Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee will thereupon cause the Security Registrar to make appropriate entries to reflect the fact that the Note was never issued and the Note will be disposed of as provided in the Indenture.

MATURITY

          Upon presentation of each Note at Maturity the Trustee will pay the principal amount thereof, together with accrued interest due at Maturity. Such payment shall be made in immediately available funds, provided that the Note is presented to the Trustee in time for the Trustee to make payments in such funds in accordance with its normal procedures. The Issuer will provide the Trustee with funds available for immediate use for such purpose. Notes presented at Maturity will be cancelled by the Trustee as provided in the Indenture.

AUTHENTICITY OF SIGNATURES

          The Issuer will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Issuer or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee on any Note.

          PART II:  PROCEDURES APPLICABLE TO BOOK-ENTRY NOTES AND DTC GLOBAL
                    NOTES

          In connection with the qualification of each Note which is represented by a DTC Global Note delivered to the Depositary (each, a "Book-Entry Note") for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with the obligations under a Letter of Representations from the Issuer, Norwest Bank Minnesota, N.A., as Paying Agent, and Norwest Bank Minnesota, N.A., as Issuing Agent to the Depositary, dated November 15, 1994, and a Medium-Term Note Certificate Agreement, dated May 14, 1991, between the Norwest Bank Minnesota, N.A. and the Depositary, as amended (the "Certificate Agreement"), and the Trustee's obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS"). It is understood that the ownership interests of purchasers of Book-Entry Notes will be credited to the book-entry accounts of one or more participants in the Depositary (each a "Participant") in accordance with the Depositary's customary practices and reflected in the records of such Participants or one or more indirect participants in the Depositary designated by such purchasers in accordance with the arrangements between such purchasers and such Participants and indirect participants. Neither the Paying Agent nor the Trustee will have any responsibility or liability for maintaining, supervising or reviewing any records relating to beneficial ownership interests in any DTC Global Note representing such Book-Entry Notes.

Issuance:           All Fixed Rate Notes which are Book-Entry Notes and have the same date of issue, redemption provisions (if any), repayment provisions (if any), Interest Payment Dates, interest rate, interest payment periods and Stated Maturity
                    (collectively, the "Fixed Rate Terms") will be represented initially by a single DTC Global Note in fully registered form without coupons; all Floating Rate Notes which are Book-Entry Notes and have the same Original Issue Date, redemption provisions (if any), repayment provisions (if any), Interest Payment Dates, interest payment periods, Interest Rate Basis, Initial Interest Rate, Index Maturity
                    (if any), Spread or Spread Multiplier (if any), minimum interest rate (if any), maximum interest rate (if any) and Stated Maturity (collectively, the "Floating Rate Terms") will be represented initially by a single DTC Global Note in fully registered form without coupons; and all Zero-Coupon Notes which are Book-Entry Notes and have the same date of issue, redemption provisions, repayment provisions, yield to maturity and Stated Maturity
                    (collectively, the "Zero-Coupon Terms") will be represented initially by a single DTC Global Note in fully registered form without coupons.

Identification:     The Issuer has arranged with the CUSIP Service Bureau of
                    Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relate to DTC Global Notes, and the Issuer has delivered to the Trustee and the Depositary such list of such CUSIP numbers. The Trustee will assign
                    CUSIP numbers to DTC Global Notes as described below under Settlement Procedure B. The Depositary will notify the CUSIP
                    Service Bureau periodically of the CUSIP numbers that the Issuer has assigned to Book-Entry Notes. The Trustee will notify the Issuer at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry
                    Notes, and, if it deems necessary, the Issuer will reserve additional CUSIP numbers for assignment to Book-Entry Notes.
                    Upon obtaining such additional CUSIP numbers, the Issuer will deliver a list of such additional numbers to the Trustee and the Depositary. Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 will be represented by two or more DTC Global Notes which shall all be assigned the same CUSIP number.

Registration:       Each DTC Global Note will be registered in the name of Cede
                    & Co., as nominee for the Depositary, on the register maintained by the Trustee under the Indenture. On the first
                    Market Day of each month, the Trustee will deliver to the Issuer a written statement indicating the total principal amount of outstanding Book-Entry Notes as of the immediately preceding Market Day.

Transfers:          Transfers of interests in a Book-Entry Note will be effected in accordance with arrangements in effect between Participants (and in certain cases, one or more indirect participants in the Depositary) and the beneficial transferors and beneficial transferees of such Book-Entry
                    Note, and the interests of Participants therein will be reflected as appropriate by book entries made by the Depositary.

Exchanges:          The Trustee may deliver to the Depositary and the CUSIP
                    Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more DTC Global Notes for outstanding Book-Entry Notes having the same Fixed Rate
                    Terms, Floating Rate Terms or Zero-Coupon Terms, as the case may be (except that dates of issue need not be the same), and for which interest (if any) has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date (if any) for such Book-Entry Notes, on which such DTC Global Notes shall be exchanged for a single replacement DTC Global Note; and (c) a new CUSIP number, obtained from the Issuer, to be assigned by the Trustee to such replacement DTC Global Note. Upon receipt of such a notice, the Depositary will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, The First National Bank of Chicago as custodian for the Depositary will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the DTC Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such DTC Global Notes for a single DTC Global Note bearing the new CUSIP number, and the CUSIP numbers of the exchanged DTC Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the DTC Global Notes to be exchanged exceed $150,000,000 in aggregate principal amount, one replacement DTC Global Note will be authenticated and issued to represent each $150,000,000 of principal amount of the exchanged DTC Global Notes and an additional DTC Global Note will be authenticated and issued to represent any remaining principal amount of such DTC Global Notes (see "Denominations" below).

Denominations:      Book-Entry Notes will be issued in denominations of $1,000 and any larger denomination which is an integral multiple thereof. DTC Global Notes will be denominated in principal amounts not in excess of $150,000,000. If one or more Book-
                    Entry Notes having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single DTC Global Note, then one DTC Global
                    Note will be issued to represent each $150,000,000 principal amount of such Book-Entry Note or Book-Entry Notes and an additional DTC Global Note will be issued to represent any remaining principal amount of such Book-Entry Note or Book-
                    Entry Notes. In such a case, each of the DTC Global Notes representing such Book-Entry Note or Notes shall be assigned to the same CUSIP number.

Interest:           GENERAL.  The Depositary will arrange for each pending
                    deposit message described under Settlement Procedure C below to be transmitted to Standard & Poor's Corporation, which will use the message to include certain information regarding the related

                    Book-Entry Notes in the appropriate daily bond report published by Standard & Poor's Corporation.

                    NOTICE OF INTEREST PAYMENTS AND REGULAR RECORD DATES. On the first Market Day of January, April, July and October of each year, the Trustee will deliver to the Issuer and the Depositary a written list of Regular Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first Market Day with respect to Book-Entry Notes which are Floating Rate Notes. Promptly after each Interest Determination Date for Book-Entry Notes which are Floating Rate Notes, the Trustee will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Payments of
Principal
and Interest:       PAYMENTS OF INTEREST ONLY.  Promptly after each Regular
                    Record Date, the Trustee will deliver to the Issuer and the Depositary a written notice specifying by CUSIP number the amount of interest (if any) to be paid on each Book-Entry
                    Note on the following Interest Payment Date and the total of such amounts. The Depositary will confirm the amount payable
                    (if any) on each Book-Entry Note on such Interest Payment
                    Date by reference to the daily bond reports published by Standard & Poor's Corporation. On such Interest Payment
                    Date, the Issuer will pay to the Trustee, and the Trustee in turn will pay to the Depositary, such total amount of interest due (other than at Stated Maturity), at the times and in the manner set forth below under "Manner of Payment".

                    PAYMENTS AT STATED MATURITY. On or about the first Market Day of each month, the Trustee will deliver to the Issuer and the Depositary a written list of principal, premium, if any, and interest to be paid on each Book-Entry Note at Stated Maturity in the following month. The Trustee, the Issuer and the Depositary will confirm the amounts of such principal, premium (if any) and interest payments with respect to each such Book-Entry Note on or about the fifth Market Day preceding the Maturity of such Book-Entry Note. At Maturity, the Issuer will pay to the Trustee, and the Trustee in turn will pay to the Depositary, the principal amount of such Book-Entry Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to the Depositary of the principal, interest and premium, if any, due at Maturity of all Book-Entry

                    Notes represented by a particular DTC Global Note, the Trustee will cancel such DTC Global Note, make appropriate entries in its records and, unless otherwise instructed by the Issuer, destroy such DTC Global Note.

                    MANNER OF PAYMENT. The total amount of any principal, premium and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Issuer to the Trustee, in funds immediately available for use by the Trustee as of 9:30 a.m., New York City time, on such date. The Issuer will make such payment on such Book-Entry Notes by wire transfer to the Trustee or by instructing the Trustee to withdraw funds from an account maintained by the Issuer at the Trustee. The Issuer will confirm such instructions in writing to the Trustee. For payments at Maturity, prior to 10:00 a.m., New York City time, on each Maturity date or as soon as possible thereafter, the Trustee will pay (assuming the Trustee has received funds from the Issuer) by separate wire transfer (using Fedwire message entry instructions in a form previously specified by the Depositary) to an account at the Federal Reserve Bank of New York previously specified by the Depositary, in funds available for immediate use by the Depositary, each payment of interest, principal and premium, if any, due on Book-Entry Notes on such date; and for interest payments, the Trustee will pay the Depositary in same-day funds on the Interest Payment Date in accordance with existing arrangements between the Trustee and the Depositary. Thereafter on each such date, the Depositary will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Book-Entry Notes are recorded in the book-entry system maintained by the Depositary. Once payment has been made to the Depositary, neither the Issuer nor the Trustee shall have any responsibility, or liability for the payment by the Depositary of the principal of, or premium, if any, or interest on, the Book-Entry Notes to such Participants.

                    WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in the Depositary or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Book-Entry Note, or as applicable law may otherwise require.

Settlement
Procedures:         Settlement Procedures with regard to each Book-Entry Note
                    sold by each Presenting Agent, as agent of the Issuer, or purchased by each Purchasing Agent will be as follows:

                    A. After the acceptance of an offer by the Issuer with respect to a Book-Entry Note, the Presenting Agent or the Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the "Book-Entry Sale Information") to the Issuer by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

                         (1) Principal amount of the Book-Entry Note to be purchased;

                         (2)  If a Fixed Rate Note, the interest rate;

                         (3)  Stated Maturity;

                         (4)  Issue Price;

                         (5) Presenting Agent's commission or Purchasing Agent's discount, as the case may be;

                         (6)  Net proceeds to the Issuer;

                         (7)  Settlement Date;

                         (8) If a Note redeemable by the Issuer, such of the following as is applicable;

                              (i)  Initial Redemption Date,

                             (ii)  Initial Redemption Price (% of par),

                            (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date,

                             (iv) the last date on which any such right of redemption may be exercised,

                              (v)  Additional redemption terms;

                         (9) If a Note repayable at the option of the Holder, such of the following information as is applicable:

                              (i)  Optional Repayment Date, and

                             (ii)  Additional repayment terms;

                        (10) If a Floating Rate Note, such of the following as are applicable:

                              (i)  Interest Rate Basis,

                             (ii)  Index Maturity,

                            (iii)  Spread or Spread Multiplier,

                             (iv)  maximum interest rate,

                              (v)  minimum interest rate,

                             (vi)  Initial Interest Rate,

                            (vii)  Interest Rate Reset Period,

                           (viii)  Calculation Dates,

                             (ix)  Interest Calculation Dates,

                              (x)  Interest Payment Dates,

                             (xi)  Regular Record Dates, and

                            (xii)  Calculation Agent;

                        (11) If the amount of principal payable on a Note will be determined by reference to an index or formula, a full description of such index or formula;

                        (12) If an Original Issue Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount; and

                         (13) The taxpayer identification number of the
                              registered owner.


                         (14) Other terms applicable to the Notes.

                    B. Upon receiving the Book-Entry Sale Information from the Presenting Agent or the Purchasing Agent, as the case may be, the Issuer will as soon as practicable advise the Trustee by telephone (confirmed by facsimile transmission) of the Book-Entry Sale Information received from the Presenting Agent or the Purchasing Agent, as the case may be, and the name of such Agent. The Trustee will as soon as practicable thereafter assign a CUSIP number to the DTC Global Note representing such Book-Entry Note and advise the Issuer by confirmed facsimile transmission of such CUSIP number.

                    C. The Trustee will communicate to the Depositary, such Agent and Standard & Poor's Corporation, through the Depositary's Participant Terminal System, a pending deposit message specifying the following settlement information:

                         1.   The Book-Entry Sale Information.

                         2. Identification numbers of the participant accounts maintained by the Depositary on behalf of the Trustee and such Agent.

                         3. Identification as a Fixed Rate Note, Floating Rate Note or Zero Coupon Note.

                         4. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for Depositary purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

                         5. CUSIP number of the DTC Global Note representing such Book-Entry Note.

                         6. Whether such DTC Global Note will represent any other Book-Entry Notes issued or to be issued (to the extent then known).

                    D. The Issuer will complete and deliver to the Trustee a DTC Global Note representing such Book-Entry Note, and the Issuer will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate such DTC Global Note, to register such DTC Global Note in the name of Cede & Co., as nominee of the Depositary, and to effect delivery thereof to the Depositary by the Trustee's possession of such authenticated DTC Global Note as agent for the Depositary.

                    E. The Trustee will authenticate the DTC Global Note representing such Book-Entry Note, register such DTC Global Note in the name of Cede & Co., as nominee of the Depositary, and take delivery thereof as agent for the Depositary.

                    F. The Depositary will credit such Book-Entry Note to the participant account of the Trustee maintained by the Depositary.

                    G. The Trustee will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Note to the Trustee's participant account and credit such Book-Entry Note to the participant account of the Presenting Agent or the Purchasing Agent, as the case may be, maintained by the Depositary and (ii) to debit the settlement account of the Presenting Agent or the Purchasing Agent, as the case may be, and credit the settlement account of the Trustee maintained by the Depositary, in an amount equal to the price of such Book-Entry Note less such Agent's commission or discount, as the case may be. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to the Depositary that (i) the DTC Global Note representing such Book-Entry Note has been issued, authenticated and delivered and (ii) the Trustee is holding such DTC Global Note pursuant to the Medium-Term Note Certificate Agreement between the Trustee and the Depositary.

                    H. The Presenting Agent or the Purchasing Agent, as the case may be, will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Note to the participant account of such Agent and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note maintained by the Depositary and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent maintained by the Depositary in an amount equal to the price of such Book-Entry Note.

                    I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                    J. The Trustee will credit to an account of the Issuer maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure G.

                    K. The Trustee will send a copy (which may be marked "Copy") of the DTC Global Note by first-class mail to the Issuer together with a statement setting forth the principal amount of Notes Outstanding and of Book-Entry Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Issuer has advised the Trustee but which have not yet been settled.

                    L. The Presenting Agent or the Purchasing Agent, as the case may be, will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order through the Depositary's Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement
Procedures
Timetable:          For orders of Book-Entry Notes accepted by the Issuer,
                    Settlement Procedures "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                    Settlement
                    Procedure                     Time
                    ---------                     ----

                         A              11:00 a.m. on the trade date
                         B              12:00 Noon on the trade date
                         C              2:00 p.m. on the trade date
                         D              3:00 p.m. on the Market Day
                                             before Settlement Date
                         E              9:00 a.m. on Settlement Date
                         F              10:00 a.m. on Settlement Date
                         G-H            2:00 p.m. on Settlement Date
                         I              4:45 p.m. on Settlement Date or such
                                        earlier time as is possible under SDFS
                                        settlement procedures
                         J-L            5:00 p.m. on Settlement Date or such
                                        earlier time as is possible under SDFS
                                        settlement procedures

                    If a sale is to be settled more than one Market Day after the trade date, Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Market Day after such sale date. In connection with a sale which is to be settled more than one Market Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Market Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                    If settlement of a Book-Entry Note is rescheduled or cancelled, the Issuer will as soon as practicable give the Trustee notice to such effect. The Trustee will deliver to the Depositary, through the Depositary's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Market Day immediately preceding the scheduled Settlement Date (provided the Trustee received such notice from the issuer by noon on the Market Day immediately preceding the Settlement Date) and in any case as soon as practicable. A copy of such message will be routed through the facilities of the Depositary to the Presenting Agent and Standard & Poor's Corporation.

Failure to
Settle: If the Trustee fails to enter in timely fashion an SDFS deliver order with respect to any portion of a Book-Entry Note pursuant to Settlement Procedure G, or if the Presenting Agent or the Purchasing Agent, as the case may be, fails to enter in timely fashion an SDFS deliver order with respect to such Book-Entry Note pursuant to Settlement Procedure H, the Trustee may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Note to the participant account of the Trustee maintained at the Depositary. A copy of such message will be routed through the facilities of the Depositary to such Agent. The Depositary will process the withdrawal message, provided that such participant account contains Book-Entry Notes having the same Fixed Rate Terms, Floating Rate Terms or Zero-Coupon Terms, as the case may be, and having an aggregate principal amount that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a particular DTC Global Note, the Trustee will immediately cancel such DTC Global Note, make appropriate entries in its records and, unless otherwise instructed by the Issuer, destroy the DTC Global Note. The CUSIP number assigned to such DTC Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to only a portion of the Book-Entry Notes represented by a particular DTC Global Note, the Trustee will exchange such DTC Global Note for two DTC Global Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be cancelled and destroyed immediately after issuance, and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered DTC Global Note and shall bear the CUSIP number of the surrendered DTC Global Note. If such failure shall have occurred for any reason other than default by the applicable Presenting Agent or Purchasing Agent to perform its obligations hereunder or under the Distribution Agreement, the Issuer will reimburse such Agent on an equitable basis for its loss of the use of funds during any period when the funds were credited to the account of the Issuer in connection with such attempted settlement.


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

                    If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof or by a person, including an indirect participant in the Depositary, acting on behalf of such purchaser (other than the Purchasing Agent, if any), such Participants and, in turn, the Presenting Agent or the Purchasing Agent, as the case may be, may enter SDFS deliver orders through the Depositary's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Immediately thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                    Notwithstanding the foregoing, upon any failure to settle with respect to any portion of a Book-Entry Note, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to any portion of a Book-Entry Note that was to have been represented by a DTC Global Note also representing other Book-Entry Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a DTC Global Note representing the remaining principal amount to have been represented by such DTC Global Note and will make appropriate entries in its records.


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